Annual Shareholder Meeting
April 30, 2013

Recent Past – Thursday January 24, 2013



Front Door



Main Bar



Dining Room

Recent Past – Thursday January 24, 2013



Bourbon Bar



Friends & Family

Recent Past – Getting Ready to Open February 15, 2013






SOUTHERN

Present – Soft Opening
Thursday, February 21, 2013





Present - St Patty's Day!





Opening Day Baseball!

Southern Hospitality Denver Official Opening: February 21

- SHD received official certificate of occupancy on Thursday, February 21st
- Thanks to an incredible team and timely planning we were able to open our doors to the public 7 days later at 5pm for dinner
- Typical turnarounds in the restaurant industry take 17-21 days or more to get everything in, set up and ready to go
- Turning the restaurant around this quickly gave SHD the opportunity to participate in 5280 Restaurant Week garnering over an amazing $150,000 in revenue for the first 2 weeks in business

SHD Trends: 9 Weeks Open & Feeling Great!

- Sales trends for the first quarter tracked favorably against forecast
- Mother nature gave us a good run for our money in early April but bounced back once the sun re-appeared
- Lunch business is far exceeding expectations
- Happy hour business is strong and gaining
- Weekend dinner periods are our strongest revenue periods
- Margins on cost of goods are coming right in line
- Labor costs are well aligned with our model
- Financial projections put SHD cash flow positive in June

Food, Beverage & Leadership

- Food: Edit recipes, focus on quality and execute improvements
- Food: Guests love the menu selection and have been very helpful in determining adds/changes to existing menu
- Beverage: All categories of Bar Sales are contributing well to overall sales
- Beverage: Food/Bar Mix is trending 65/35%
- Leadership: Same management team in place and very confident in Brand as well as future (90% hourly team too)
- Leadership: Food, Beverage, Service & Hospitality

Future of SHDC: Growth Strategy

- Continue driving sales/profits in Denver
- Maintain original business plan/model with SH Brand
- Activate site surveys in urban markets (Austin/San Diego)
- Possible “market partners” in both markets similar to Denver
- Develop “management services” stream of revenue with other Brand(s)
- Non-binding letter of Intent signed with Bourbon Brothers Smokehouse & Tavern Colorado Springs, LLC (“BBCS”)
- Partnership in opening and operating of BBCS – $200k capital investment in pre-opening with a 30% equity stake hold in the operation
- Continue relationship with suburban Bourbon Brothers locations
- Source and develop board of directors strength